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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and to the use of our report dated July 18, 2003 in the Registration Statement, with respect to the consolidated financial statements and financial statement schedules of Crystal Decisions, Inc. included in its Form 10-K for the year ended June 27, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Vancouver, Canada
September 3, 2003